                                                                     EXHIBIT 7.B

                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We consent to the inclusion, in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 333-67775) for the Providentmutual Variable Life Separate Account, of the following reports:

           1. Our report dated February 2, 2001 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000.

           2. Our report dated February 26, 2001 on our audits of the financial statements of the Providentmutual Variable Life Separate Account (comprising twenty-seven subaccounts) as of December 31, 2000 and for each of the three years in the period ended December 31, 2000.

           We also consent to the reference to our Firm under the caption "Experts".




PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 19, 2001